THIRD AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of July 17, 2019, by and among the undersigned trusts on behalf of the series listed at Exhibit A (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNYM Mellon are parties to a Fund Administration and Accounting Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of administration and accounting services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch
Name:	Elizabeth Stubenrauch
Title:	Relationship Executive

COLUMBIA ETF TRUST I

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA ETF TRUST II

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

ANNEX I

(as of July 17, 2019)

Columbia ETF Trust I

Fund Name	Tax Identification
Columbia Diversified Fixed Income Allocation ETF: DIAL	82-2166114
Columbia Multi-Sector Municipal Income ETF: MUST	82-5504769
Columbia Sustainable Global Equity Income ETF: ESGW	81-2187181
Columbia Sustainable International Equity Income ETF: ESGN	81-2176094
Columbia Sustainable U.S. Equity Income ETF: ESGS	81-2136386
Columbia Research Enhanced Core ETF: RECS
Columbia Research Enhanced Value ETF: REVS

Columbia ETF Trust II

Fund Name	Tax Identification
Columbia EM Core ex-China ETF: XCEM	32-0469071
Columbia Emerging Markets Consumer ETF: ECON	27-1929340
Columbia India Consumer ETF: INCO	27-5301395